Exhibit 10.40
                          Cornell Capital Partners, LP
                          101 Hudson Street, Suite 3700
                              Jersey City, NJ 07302


                                January 17, 2007

Fittipaldi Logistics, Inc.
903 Clint Moore Road
Boca Raton, Florida 33487
Attention: David Brooks


Re: Power2Ship, Inc. (the "Company") 14.25% Secured Convertible Debenture due December 2006 (the "December Debenture") held by Cornell Capital Partners, LP ("Cornell"); 5% Secured Convertible Debenture due June 2006 (the "June Debenture") held by Montgomery Equity Partners, Ltd. ("Montgomery"); and 5% Secured Convertible Debenture due September 2006 (the "September Debenture," and together with the December Debenture and June Debenture, the "Debentures") held by Montgomery.

Dear Mr. Brooks:

         This will confirm our understanding regarding the Debentures:

         1. Power2Ship, Inc. has been legally succeeded by Fittipaldi Logistics, Inc., which has assumed all of the rights, responsibilities, and obligations of the Company with regard to the Debentures and all related security, registration, transfer agent, and other agreements (together, the "Transaction Documents"), as provided therein.

         2.    As to the December Debenture:

               a. The obligation of the Company to make past or future interest payments shall be terminated.

               b. The Company shall make a payment to Cornell, via wire transfer, in the amounts set forth below, on or before the accompanying date:

-------------------------------------- ----------------------------------
Payment Due Date                        Payment Amount
-------------------------------------- ----------------------------------
February 1, 2007                         $60,000
-------------------------------------- ----------------------------------
March 1, 2007                            $60,000
-------------------------------------- ----------------------------------
April 1, 2007                            $60,000
-------------------------------------- ----------------------------------
May 1, 2007                              $60,000
-------------------------------------- ----------------------------------
 June 1, 2007                            $110,000
-------------------------------------- ----------------------------------

               c. If the Company makes each of the payments set forth in the timetable set forth in paragraph 2.b. above, Cornell and Montgomery agree not to exercise their rights of conversion under the December Debenture.

Fittipaldi Logistics, Inc.
January 17, 2007
Page 2


               d. If the Company does not make any of the payments set forth in the timetable set forth in paragraph 2.b. above, by the 10th day of the applicable month (i.e., the payment due February 1, 2007 by February 10, 2007; the payment due March 10, 2007, etc.), Cornell and Montgomery shall have the right to make conversions pursuant to the terms of the December Debenture, notwithstanding any subsequent satisfaction by the Company of its obligation to make the payments set forth in paragraph 2.b. above.

         3.    As to the September Debenture and June Debenture:

               a. Cornell and Montgomery agree that payment of $2 million together with 13 million shares of common stock of the Company (the "Shares," and together with the $2 million cash payment, the "June 2007 Consideration") by June 30, 2007, shall represent full settlement of any and all obligations of the Company to Cornell and Montgomery, including principal, interest, liquidated damages, and penalties. No interest on this amount shall accrue between the date of this agreement and June 30, 2007.

               b. The Company shall deliver to Cornell the June 2007 Consideration in full on or before June 30, 2007. Cornell shall have full discretion to allocate the June 2007 Consideration between it and Montgomery. In the event the Company does not deliver the June 2007 Consideration to Cornell in accordance with this paragraph 3, Cornell and Montgomery shall be entitled to collect the entire sums due them under the September Debenture, June Debenture, and any Transaction Documents affiliated therewith, and nothing in this letter agreement shall be deemed a waiver, either express or implied of the right of Cornell or Montgomery either to collect such sums, to satisfy any remedy either may have under the June Debenture, September Debenture, or any affiliated Transaction Document, or to take any legal or other action to facilitate any such remedy.

               c. The Company shall notify Cornell and Montgomery in writing on the date of transfer of as of the date of transfer of the Shares of the exact percentage ownership of the Company represented by the Shares.

         4. As modified herein, the Debentures shall remain in full force and effect, and all sums owed thereunder shall remain due and payable.

Fittipaldi Logistics, Inc.
January 17, 2007
Page 3


         If the foregoing accurately reflects our understanding regarding this matter, please indicate your agreement and acceptance by signing in the space provided below and returning an executed copy of this letter to us.


Sincerely,

                                               AGREED AND ACCEPTED:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC                    FITTIPALDI LOGISTICS, INC.
Its: General Partner

                                               By:  /s/ David S. Brooks
                                                    -------------------
                                                    David Brooks
By:   /s/ Mark A. Angelo                            Chief Executive Officer
      ------------------
      Mark A. Angelo
      Portfolio Manager


MONTGOMERY EQUITY PARTNERS, LTD.
By: Yorkville Advisors, LLC
Its: General Partner


By:   /s/ Mark A. Angelo
      ------------------
      Mark A. Angelo
      Portfolio Manager